EXHIBIT 99.1

Verde's Carbon-Sequestering BioAsphalt™ Earns Early Validation from NCAT

ST. LOUIS, July 28, 2025 /PRNewswire/ -- Verde Resources Inc. (OTCQB: VRDR), an emerging leader in sustainable infrastructure solutions, and the National Center for Asphalt Technology_(NCAT) are pleased to share early performance observations from the Biochar- Asphalt test section installed at NCAT's world-renowned Test Track since December 2024.

The test section, composed of Verde's proprietary Cold-Mix Biochar Asphalt, represents a world-first deployment of an asphalt material engineered to sequester carbon while maintaining competitive strength and flexibility for roadway applications. The Biochar- Asphalt test section is showing indicators of durability and resilience, particularly for low- volume applications.

"We've had plenty of materials and ideas come through the Test Track over the years, but few show the carbon reduction potential that Verde's Biochar Asphalt does, and it's definitely the first technology on the track with a carbon sequestration component," said Nathan Moore, Assistant Director for Test Track Research at NCAT. ''After nearly 50,000 ESALs of heavy 80-ton truck traffic, the surface remains flexible and has delivered consistent performance. Based on what I've observed to date, this material appears well suited for use in low-traffic applications like local roads and subdivisions."

While the early validation confirms its suitability for light-duty pavements, continuous evaluations are underway to determine its long-term viability for medium to high-traffic roadways, as part of NCAT's multi-year test cycle.

"We're still in the early days, but the pace of validation and Nathan's comments are incredibly energizing," said Jack Wong, CEO of Verde Resources. "Receiving this kind of feedback in less than a year speaks volumes, not just about the strength of our material, but about the extraordinary potential when innovation is powered by both science and purpose."

Verde's Biochar-Asphalt is also the first in the world to generate verified Carbon Removal Credits, certified through Pura.earth and purchased by one of the largest financial institutions in the world earlier this year. This breakthrough has positioned the company as a pioneer in turning asphalt from a traditional emitter into a climate-positive material, actively mitigating Scope 1, 2, and 3 emissions across the construction value chain. Scope 1 reductions arise from lower temperature mixing and onsite emissions, Scope 2 from reduced energy needs, and Scope 3 through the upstream carbon sequestration potential of biochar and downstream emissions avoidance. Verde's long-term vision is to reimagine road infrastructure as a scalable climate solution, turning roads, streets, and pathways into carbon sinks.

As part of the strategy to realize that vision, the company has signed a memorandum of understanding with Ergon Asphalt & Emulsions, the largest liquid asphalt producer in North America, and is actively working toward finalizing a long-term exclusive agreement by September 2025. This partnership is expected to accelerate the nationwide commercialization of Verde's technologies, marking a pivotal step toward reshaping and modernizing the future of sustainable roadbuilding at scale.

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About Verde Resources Inc.:

Verde Resources Inc. (OTCQB: VRDR) is an emerging leader in sustainable infrastructure, specializing in innovative and cost-effective solutions to help the industry seamlessly #TransitionToZero™. By integrating proprietary technologies with sustainable practices, Verde is at the forefront of creating low-carbon materials for infrastructure worldwide.

The company is driving transformation in a sector long overdue for change. Its approach reduces greenhouse gas emissions, sequesters carbon dioxide, optimizes the use of native soils and recycled materials, accelerates installation, and improves overall efficiency, all while lowering costs.

A key innovation is Verde's biochar-infused asphalt, which will generate certified carbon removal credits. This process is being independently validated through successful trials at the NCAT Pavement Test Track. Carbon offsetting is a system designed to reduce global greenhouse gas emissions by allowing countries, companies, or individuals to compensate for their own emissions by purchasing credits from projects that reduce or remove greenhouse gases from the atmosphere.

For more information, please visit https://www.verderesources.com Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, projections, and potential future developments. These statements are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. In some cases, forward-looking statements can be identified by words such as "may," "will," "expect," "plan," "believe," "estimate," "anticipate," "project," "intend," or similar expressions. These statements are based on current expectations and speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include those contained in the Company's filings with the SEC, which can be accessed here.

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